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                           WEBSITE MANAGEMENT COMPANY, INC.



                       12% CONVERTIBLE NOTES PURCHASE AGREEMENT










                                     JULY 8, 1996










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

                                  TABLE OF CONTENTS

                                                                           Page
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
SECTION 1    PURCHASE AND SALE OF THE NOTES AND WARRANTS

      1.1    Authorization of the Notes and Warrants . . . . . . . . . .    1
      1.2    Sale of the Notes and Warrants  . . . . . . . . . . . . . .    1
      1.3    Closing . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2    REPRESENTATIONS AND WARRANTIES OF FLASHNET

      2.1    Organization and Standing . . . . . . . . . . . . . . . . .    2
      2.2    Corporate Power . . . . . . . . . . . . . . . . . . . . . .    2
      2.3    No Subsidiaries . . . . . . . . . . . . . . . . . . . . . .    2
      2.4    Capitalization  . . . . . . . . . . . . . . . . . . . . . .    2
      2.5    Authorization   . . . . . . . . . . . . . . . . . . . . . .    2
      2.6    Title to Properties and Assets; Liens, Etc. . . . . . . . .    3
      2.7    Financial Statements  . . . . . . . . . . . . . . . . . . .    3
      2.8    Patents, Trademarks, Ect. . . . . . . . . . . . . . . . . .    3
      2.9    Compliance with Other Instruments, Etc. . . . . . . . . . .    3
      2.10   Litigation, Etc.  . . . . . . . . . . . . . . . . . . . . .    4
      2.11   Employees . . . . . . . . . . . . . . . . . . . . . . . . .    4
      2.12   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .    4
      2.13   Registration Rights . . . . . . . . . . . . . . . . . . . .    4
      2.14   Governmental Consent, Etc.  . . . . . . . . . . . . . . . .    4
      2.15   Offering  . . . . . . . . . . . . . . . . . . . . . . . . .    5
      2.16   Licenses  . . . . . . . . . . . . . . . . . . . . . . . . .    5
      2.17   No Brokers or Finders . . . . . . . . . . . . . . . . . . .    5
      2.18   Tax Returns and Audits  . . . . . . . . . . . . . . . . . .    5
      2.19   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
      2.20   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .    5
      2.21   No Prior Rights . . . . . . . . . . . . . . . . . . . . . .    6

SECTION 3    REPRESENTATIONS AND WARRANTIES OF
             THE PURCHASER

      3.1    Organization and Power . . . . . . . . . . . . . . . . . . .   6
      3.2    Authorization  . . . . . . . . . . . . . . . . . . . . . . .   6
      3.3    Accredited Investor; Experience  . . . . . . . . . . . . . .   6
      3.4    Investment Intent  . . . . . . . . . . . . . . . . . . . . .   6
      3.5    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      3.6    No Public Market . . . . . . . . . . . . . . . . . . . . . .   7
      3.7    Access   . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      3.8    No Brokers or Finders  . . . . . . . . . . . . . . . . . . .   7


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
SECTION 4    CONDITIONS TO OBLIGATIONS OF THE PURCHASER

      4.1    Representations and Warranties Correct . . . . . . . . . . .   8
      4.2    Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .   8
      4.3    Consents . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      4.4    Concurrent Purchases of Notes  . . . . . . . . . . . . . . .   8

SECTION 5    CONDITIONS TO OBLIGATIONS OF FLASHNET                          8

      5.1    Representations and Warranties Correct  . . . . . . . . . . .  8
      5.2    Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      5.3    Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .  8
      5.4    Concurrent Purchases of Notes . . . . . . . . . . . . . . . .  9

SECTION 6    AFFIRMATIVE COVENANTS OF FLASHNET

      6.1    Financial Information . . . . . . . . . . . . . . . . . . . .  9
      6.2    Availability of Common Stock for Conversion and Exercise  . .  9
      6.3    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 10
      6.4    Notice of an Event of Default . . . . . . . . . . . . . . . . 10

SECTION 7    RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
             COMPLIANCE WITH SECURITIES ACT

      7.1    Restrictions on Transferability . . . . . . . . . . . . . . . 10
      7.2    Certain Definitions . . . . . . . . . . . . . . . . . . . . . 10
      7.3    Restrictive Legend  . . . . . . . . . . . . . . . . . . . . . 11
      7.4    Registration by FlashNet  . . . . . . . . . . . . . . . . . . 12
      7.5    Expenses of Registration  . . . . . . . . . . . . . . . . . . 13
      7.6    Registration Procedures . . . . . . . . . . . . . . . . . . . 14
      7.7    Indemnification . . . . . . . . . . . . . . . . . . . . . . . 14
      7.8    Information by Holder . . . . . . . . . . . . . . . . . . . . 16
      7.9    Rule 144 Reporting  . . . . . . . . . . . . . . . . . . . . . 16
      7.10   Transfer of Registration Rights . . . . . . . . . . . . . . . 16

SECTION 8    MISCELLANEOUS

      8.1    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 17
      8.2    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      8.3    Successors and Assigns  . . . . . . . . . . . . . . . . . . . 17
      8.4    Entire Agreement; Amendment . . . . . . . . . . . . . . . . . 17
      8.5    Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 17

      8.6    Delays or Omissions . . . . . . . . . . . . . . . . . . . . . 17
      8.7    Severability  . . . . . . . . . . . . . . . . . . . . . . . . 18
      8.8    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . 18
      8.9    Titles and Subtitles  . . . . . . . . . . . . . . . . . . . . 18

                              TABLE OF EXHIBITS
                              -----------------

Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Exhibit A

Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . .   Exhibit B


                       12% CONVERTIBLE NOTES PURCHASE AGREEMENT

     This 12% CONVERTIBLE NOTES PURCHASE AGREEMENT (this "Agreement") is made as of this 8th day of July, 1996, by and between WebSite Management Company, Inc., a Texas corporation conducting business as FlashNet Communications ("FlashNet"), and the subscriber named on the Subscriber Signature Page hereof (the "Purchaser"). FlashNet and the Purchaser hereby agree as follows:

                                     SECTION 1

                     PURCHASE AND SALE OF THE NOTES AND WARRANTS

     1.1 AUTHORIZATION OF THE NOTES AND WARRANTS. FlashNet will authorize the issuance and sale of FlashNet's 12% Convertible Notes ("Notes"), due July 31, 1999, in the aggregate principal amount of $1,000,000, and the issuance and sale of Warrants ("Warrants") for the purchase of an aggregate of 82,000 shares of FlashNet's Common Stock, without par value ("Common Stock"), at an exercise price of one cent ($.01) per share. The Notes shall, with appropriate insertions, be substantially in the form attached as Exhibit A hereto. The Warrants shall, with appropriate insertions, be substantially in the form attached as Exhibit B hereto.

     1.2 SALE OF THE NOTES AND WARRANTS. Subject to the terms and conditions hereof, FlashNet will issue and sell to the Purchaser, and the Purchaser will buy from FlashNet, Notes and Warrants in the amount and for the cash purchase price set forth on the Subscriber Signature Page hereof.

     1.3    CLOSING.

            (a) The closing of the purchase and sale of the Notes and Warrants hereunder (the "Closing") shall be held at the offices of Cantey & Hanger, L.L.P., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102, at 10:00 a.m. on July 16, 1996, or at such other place or date as FlashNet and the Purchaser shall agree in writing (the date of the Closing is hereinafter referred to as the "Closing Date").

            (b) At the Closing, FlashNet will deliver to the Purchaser against payment therefore, a Note registered in the Purchaser's name in the principal amount set forth on the Subscriber Signature Page hereof. FlashNet will also deliver to the Purchaser a Warrant representing the right to purchase the number of shares of Common Stock set forth on the Subscriber Signature Page hereof. The Purchaser will pay to FlashNet, by check payable to the order of FlashNet, the cash purchase price for the Notes and Warrants purchased by the Purchaser as set forth on the Subscriber Signature Page hereof.

                                   SECTION 2

                    REPRESENTATIONS AND WARRANTIES OF FLASHNET

     FlashNet hereby represents and warrants to the Purchaser as follows:

     2.1 ORGANIZATION AND STANDING. FlashNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. FlashNet has all requisite corporate power and authority to own and operate its properties and assets and to conduct its business as presently conducted. FlashNet is qualified to do business as a foreign corporation in all jurisdictions where the ownership or leasing of FlashNet's properties or assets and the nature of FlashNet's business as presently conducted requires such qualification.

     2.2 CORPORATE POWER. FlashNet has all requisite legal and corporate power to execute and deliver this Agreement, to issue and sell the Notes and Warrants hereunder, to issue the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants, and to carry out and perform its obligations under the terms of this Agreement, the Notes and the Warrants.

     2.3 NO SUBSIDIARIES. FlashNet does not own of record or beneficially any shares of capital stock or other equity interests which constitute a 10% or greater equity interest in any other corporation, association, joint venture, general or limited partnership or other legal person.

     2.4 CAPITALIZATION. The authorized capital stock of FlashNet consists of 50,000,000 shares of Common Stock, without par value ("Common Stock"), of which 1,562,500 shares are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges or other rights currently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock of FlashNet.

     2.5 AUTHORIZATION. All corporate action on the part of FlashNet, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by FlashNet, the authorization, sale, issuance and delivery of the Notes and the Warrants (and the shares of Common Stock issuable upon conversion or exercise thereof) and the performance of FlashNet's obligations hereunder and under the Notes and the Warrants has been taken. This Agreement, the Notes and the Warrants, when duly executed and delivered, shall constitute valid and binding obligations of FlashNet enforceable against FlashNet in accordance with their respective terms, subject to principles of equity and laws of general application relating to bankruptcy, insolvency and the relief of debtors and except that rights to indemnification pursuant to Section 7.7 hereof may be limited or varied by applicable securities laws or public policy. The Notes and the Warrants, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, and the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, as the case may be, have been duly and validly reserved and, when issued in compliance with the provisions of the Notes and the Warrants and of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Notes and the Warrants (and the shares of Common Stock issuable upon conversion or exercise thereof) will be subject to restrictions on transfer under this Agreement and state and federal securities laws. FlashNet has reserved from its authorized and unissued shares of Common Stock sufficient shares to satisfy the conversion provisions of the Notes and the exercise provisions of the Warrants.

     2.6 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. FlashNet has good and marketable title to the properties and assets owned by it, and has valid leasehold interests in the properties or assets leased by it, in each case subject to no mortgage, pledge, lien, security interest, encumbrance, charge or adverse claim that materially detracts from the value to FlashNet of the property subject thereto or materially impairs the operations of FlashNet and that has arisen other than in the ordinary course of business.

     2.7 FINANCIAL STATEMENTS. FlashNet has delivered to the Purchaser FlashNet's unaudited financial statements as of June 30, 1996 and for the six months then ended and its unaudited financial statements as of December 31, 1995 and the year then ended (collectively, the "Financial Statements"). Except for the omission of certain notes to the Financial Statements, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and present fairly the financial condition of FlashNet as of the dates indicated above and the results of operations of FlashNet for the periods then ended, subject to normal recurring year-end audit adjustments none of which would be material in the aggregate. To the best of FlashNet's knowledge, since June 30, 1996, there has not been any material adverse change in FlashNet's business, financial condition, affairs, operations, properties or assets except as disclosed in the Financial Statements.

     2.8 PATENTS, TRADEMARKS, ETC. To the best of FlashNet's knowledge, FlashNet owns or has the right to use all material patents, trademarks, trade names, copyrights, licenses, proprietary rights, trade secrets, and manufacturing processes and technologies (collectively, "Intellectual Property") used in the conduct of its business, without infringing upon or otherwise acting adversely to the valid and asserted rights of any person or entity under or with respect to any such Intellectual Property.

     2.9 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The business and operations of FlashNet have been conducted in accordance with all applicable statutes, regulations, rules or other laws, except in those instances in which failure to comply has not materially and adversely affected, and to the best of FlashNet's knowledge on the Closing Date will not materially and adversely affect, FlashNet or its business or finances. The execution, delivery and performance by FlashNet of this Agreement do not, and to the best of FlashNet's knowledge on the Closing Date will not, (a) require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, agency or instrumentality of government, except such as have been lawfully and validly obtained, (b) cause FlashNet to violate or contravene any statute, rule, regulation or other law of any agency or government, any order, writ, judgment, decree or determination, or any provision of the Articles of Incorporation or Bylaws of FlashNet, in each case as amended on the Closing Date, (c) violate or conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any material agreement, instrument, commitment or arrangement to which FlashNet is a party or by which FlashNet or any of its properties or assets is bound or affected, or (d) result in the creation or imposition of any material lien or encumbrance upon the properties of FlashNet. FlashNet is not in violation of or (with or without notice or lapse of time, or both) in default under, any term or provision of its Articles of Incorporation or Bylaws, in each case as amended on the Closing Date, or any material agreement, instrument, commitment or arrangement to which FlashNet is a party or by which any of FlashNet's properties or assets is bound or affected. FlashNet is not subject to any restriction of any kind or character which materially and adversely (i) affects in any way its business, properties or assets, or (ii) prohibits FlashNet from entering into this Agreement, or (iii) would prevent or make burdensome the performance of or compliance with all or any part of this Agreement or of the Articles of Incorporation of FlashNet or the consummation by FlashNet of the transactions contemplated hereby.

     2.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against FlashNet or its properties before any court or governmental agency (nor, to the best of FlashNet's knowledge, is there any valid basis therefor or threat thereof) which, either individually or in the aggregate, might result in any material adverse change in the business or financial condition of FlashNet or any of its properties or assets, or in any material adverse impairment of the right or ability of FlashNet to carry on its business as now conducted, or in any material liability on the part of FlashNet, or which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

     2.11 EMPLOYEES. To the best of FlashNet's knowledge, no employee of FlashNet is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement that relates to the employment of any such employee with FlashNet or with any former employer and that may materially and adversely affect the business conducted by FlashNet. FlashNet does not have any collective bargaining agreements covering any of its employees. FlashNet is not aware of the imminent departure of any key employee, the recent departure of any key employee or any threatened or pending material litigation between a current employee and one of his or her former employers.

     2.12 INSURANCE. FlashNet maintains policies of fire and casualty insurance policies sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed through fire or other casualty so insured.

     2.13 REGISTRATION RIGHTS. Except as set forth in this Agreement and in substantially similar agreements with other Purchasers of the Notes and Warrants, FlashNet has not granted or agreed to grant any right to register (as defined in Section 7.2 hereof) any of its currently outstanding securities or any of its securities which may hereafter be issued.

     2.14 GOVERNMENTAL CONSENT, ETC. Subject to the accuracy of the Purchaser's representations in Section 3 hereof, no consent, registration, qualification, approval or authorization of or designation, declaration or filing with any governmental authority on the part of FlashNet is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes and the Warrants to the Purchaser (and the shares of Common Stock issuable upon conversion or exercise thereof), or the consummation of any other transaction contemplated hereby, except in the case of any filings pursuant to Section 4(6) of, or Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act") and pursuant to any state securities laws.

     2.15 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 3 hereof, the offer, sale and issuance of the Notes and Warrants to be issued in conformity with the terms of this Agreement and the issuance of the shares of Common Stock to be issued upon conversion of the Notes and upon exercise of the Warrants constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     2.16 LICENSES. FlashNet possesses from the appropriate agency, commission, governmental body and authority, all licenses, permits, authorizations, approvals and rights as are necessary for FlashNet to engage in such business as is conducted by it, including without limitation its development, use, sale and marketing of its products and services.

     2.17 NO BROKERS OR FINDERS. All negotiations relative to this Agreement have been carried out by FlashNet directly with the Purchaser without the intervention of any person on behalf of FlashNet in such manner as to give rise to any claim by any such person for a finder's fee, broker's commission or similar payment.

     2.18 TAX RETURNS AND AUDITS. FlashNet has accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for payment of all taxes that have come due pursuant to such returns. The federal income tax returns of FlashNet have not been audited by the Internal Revenue Service. No deficiency assessment or adjustment of FlashNet's federal, state or other taxes is pending, and FlashNet has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

     2.19 ERISA. FlashNet has no "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     2.20 DISCLOSURE. No representation or warranty of FlashNet contained in this Agreement or furnished in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they are made.

     2.21 NO PRIOR RIGHTS. No person or entity has any preemptive right, right of first refusal or similar right with respect to FlashNet's issuance and sale of the Notes or the Warrants pursuant to this Agreement, or the shares of Common Stock issuable upon conversion or exercise thereof, except such rights as shall be fully waived by the holders thereof at or prior to the Closing Date.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to FlashNet as follows:

     3.1 ORGANIZATION AND POWER. If the Purchaser is a corporation, general partnership or limited partnership, it is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to purchase the Notes and the Warrants hereunder, to own the Notes and the Warrants and the shares of Common Stock issuable upon conversion or exercise thereof, and to carry out and perform its obligations under the terms of this Agreement.

     3.2 AUTHORIZATION. If the Purchaser is a corporation, general partnership or limited partnership, all action on the part of the Purchaser and its directors and officers necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser and the performance of its obligations hereunder has been taken. This Agreement, when duly executed and delivered by FlashNet, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to principles of equity and laws of general application relating to bankruptcy, insolvency and the relief of debtors and except that rights to indemnification pursuant to Section 7.7 below may be limited or varied by applicable securities laws or public policy.

     3.3 ACCREDITED INVESTOR; EXPERIENCE. The Purchaser is an "accredited investor" as that term is defined in Section 2(15) of the Securities Act and the rules promulgated thereunder and is experienced in evaluating and investing in new, high technology companies such as FlashNet. Such Purchaser has evaluated the merits and risks of investing in the Notes and the Warrants and can afford a complete loss of its investment therein.

     3.4 INVESTMENT INTENT. The Purchaser has not been formed, and has not sold its own securities, for the purpose of investing in the Notes and Warrants and is acquiring the Notes and the Warrants for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Notes and Warrants have not been registered under the Securities Act or the securities laws of any state by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws, which exemptions are dependent upon, among other things, the bona fide nature of investment intent of the Purchaser as expressed herein.

     3.5 RULE 144. The Notes and the Warrants (and the shares of Common Stock issuable upon conversion or exercise thereof) must be held indefinitely by the Purchaser unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including without limitation the existence of a public market for the securities, the availability of certain current public information regarding FlashNet, the resale occurring not less than two years after a person has purchased and paid for the security to be sold, the resale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.

     3.6 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by FlashNet and that a public market may never exist for the Notes or the Warrants or the shares of Common Stock issuable upon conversion or exercise thereof.

     3.7 ACCESS. The Purchaser acknowledges that (a) it has been given the opportunity to make such inquiries concerning the proposed operations of FlashNet as the Purchaser considers necessary or advisable to enable it to form a decision concerning the purchase of the Notes and the Warrants, (b) all documents, records and books of FlashNet that the Purchaser has asked to examine in connection with the proposed purchase of the Notes and the Warrants have been made available to the Purchaser, (c) the Purchaser has had an opportunity to view FlashNet's facilities and to ask questions of and receive answers from FlashNet's executive officers, directors, employees and agents concerning FlashNet's business, financial condition, results of operations and properties and the terms and conditions of such purchase, and all such questions have been answered to the satisfaction of the Purchaser, and (d) the Purchaser has not received any representations or warranties from FlashNet or its officers, directors, employees or agents, other than those contained in this Agreement and the documents contemplated herein, including, without limitation, the Exhibits hereto.

     3.8 NO BROKERS OR FINDERS. All negotiations relative to this Agreement have been carried out by the Purchaser directly with FlashNet without the intervention of any person on behalf of the Purchaser in such manner as to give rise to any claim by any such person for a finder's fee, broker's commission or similar payment.


                                    SECTION 4

                    CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     The Purchaser's obligation to purchase the Notes and the Warrants on the Closing Date is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of FlashNet contained or referred to in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by FlashNet on or prior to the Closing Date shall have been performed or complied with in all material respects.

     4.3 CONSENTS. All authorizations, approvals or permits of any entity or person, governmental or otherwise, including but not limited to the waivers referred to in Section 2.21 of this Agreement, that are required in connection with the issuance of the Notes and the Warrants pursuant to the Agreement and the issuance of shares of Common Stock upon conversion or exercise thereof shall have been duly obtained and shall be effective on and as of the Closing Date.

     4.4 CONCURRENT PURCHASES OF NOTES. On the Closing Date FlashNet shall have entered into purchase agreements with other purchasers substantially identical to this Agreement for the purchase of a minimum of $250,000 of the Notes, including the Purchaser's investment.


                                    SECTION 5

                      CONDITIONS TO OBLIGATIONS OF FLASHNET

     FlashNet's obligations to sell the Notes and the Warrants to the Purchaser are subject to the fulfillment to FlashNet's satisfaction on or prior to the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser pursuant to this Agreement shall be true and correct in all material respects.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been so performed or complied with in all material respects. (The Purchaser's payment for the Notes and the Warrants shall conclusively evidence certification as to the fulfillment of the conditions set forth in Sections 5.1 and 5.2).

     5.3 CONSENTS. All authorizations, approvals or permits of any entity or person, governmental or otherwise, including but not limited to the waivers referred to in Section 2.21 of this Agreement, that are required in connection with the issuance of the Notes and the Warrants pursuant to the Agreement and the issuance of shares of Common Stock upon conversion or exercise thereof shall have been duly obtained and shall be effective on and as of the Closing Date.

     5.4 CONCURRENT PURCHASES OF NOTES. On the Closing Date FlashNet shall have entered into purchase agreements with other purchasers substantially identical to this Agreement for the purchase of a minimum of $250,000 of the Notes, including the Purchaser's investment.


                                    SECTION 6

                        AFFIRMATIVE COVENANTS OF FLASHNET

     FlashNet hereby covenants and agrees as follows:

     6.1 FINANCIAL INFORMATION. FlashNet will furnish the following reports to the Purchaser for so long as the Purchaser is a holder of a Note or Warrant or not less than 10,000 shares of Common Stock into which the Notes are convertible or for which the Warrants are exercisable:

            (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of FlashNet and its subsidiaries, if any, as of the end of each fiscal year, and consolidated statements of operations and consolidated statements of changes in financial position of FlashNet and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of recognized national standing selected by FlashNet;

            (b) as soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, a consolidated balance sheet of FlashNet and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of operations of FlashNet and its subsidiaries, if any, for each quarter and for the current fiscal year to date; and

            (c) with reasonable promptness, such other information and data with respect to FlashNet and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

     The Purchaser covenants, however, that the financial or other information or data received by it pursuant to this Section 6.1 or Section 7.9 hereof will not be used in violation of any applicable federal or state securities laws, including without limitation the antifraud provisions of such laws.

     6.2 AVAILABILITY OF COMMON STOCK FOR CONVERSION AND EXERCISE. So long as the Notes or the Warrants are outstanding, FlashNet will at all times keep authorized and expressly reserved unissued shares of Common Stock sufficient to permit conversion of the Notes and exercise of the Warrants pursuant to the terms thereof.

     6.3 USE OF PROCEEDS. FlashNet will use the proceeds from the sale of the Notes and Warrants for general corporate purposes, but not for the payment of (i) dividends or (ii) existing material undisclosed claims or indebtedness as of the Closing Date.

     6.4 NOTICE OF AN EVENT OF DEFAULT. So long as the Notes are outstanding, FlashNet shall promptly upon the happening of any condition or event which constitutes an Event of Default under the Notes provide the holder of each Note a written notice specifying the nature and period of existence of any such Event of Default and what action FlashNet is taking or proposes to take with respect thereto.


                                    SECTION 7

                        RESTRICTIONS ON TRANSFERABILITY OF
                    SECURITIES; COMPLIANCE WITH SECURITIES ACT

     7.1 RESTRICTIONS ON TRANSFERABILITY. The Notes and the Warrants (and the shares of Common Stock issuable on conversion or exercise thereof) shall not be transferable except upon the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws. Purchaser will not sell or transfer or offer to sell or transfer the Notes, the Warrants or the shares of Common Stock issuable upon conversion or exercise thereof (a) unless a registration statement has been filed with respect to the offer of such securities, and such registration statement has become effective with respect to the sale of such securities, under the Securities Act and applicable state securities laws, or (b) except in a manner that would not require registration under the Securities Act and any applicable state securities laws and would not jeopardize the exemption from such registration of the offer, sale and issuance of the Notes, the Warrants or the shares of Common Stock issuable upon conversion or exercise thereof. Each transferee of the Notes, the Warrants or of any shares of Common Stock issuable upon conversion or exercise thereof shall take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

     7.2 CERTAIN DEFINITIONS. As used in this Section 7, the following terms shall have the meanings respectively ascribed to them:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Holder" shall mean any holder of Registrable Securities.

     "Restricted Securities" shall mean the securities of FlashNet required to bear the legend set forth in Section 7.3 hereof.

     "Registrable Securities" shall mean (a) shares of the Common Stock issued or issuable pursuant to the conversion of the Notes or the exercise of the Warrants, and (b) any Common Stock issued in respect of such shares of the Common Stock upon any stock split, stock dividend, recapitalization, or similar event declared or effected by FlashNet.

     The terms "register", "registered" and "registration" refer to a registration of FlashNet's securities effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by FlashNet in complying with Section 7.4 hereof, including without limitation all out-of-pocket registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for FlashNet, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of FlashNet which shall be paid in any event by FlashNet).

     "Requesting Investors" shall mean the respective Holders under and as defined in this Agreement that are then requesting the inclusion of their securities of FlashNet in a registration and underwriting subject to Section 7.4 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any federal statute enacted in substitution thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by or on behalf of any Holder and all fees and disbursements of counsel for any Holder.

     7.3 RESTRICTIVE LEGEND. The Notes, the Warrants and each certificate representing (a) any shares of the Common Stock issued upon conversion of the Notes or upon exercise of the Warrants, or (b) any other securities issued in respect to the Notes, the Warrants or such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event declared or effected by FlashNet, shall (unless otherwise permitted by the provisions of this Section 7) be stamped or otherwise imprinted or endorsed with a legend substantially in the following form (in addition to any other required legend, if any):

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR

     IN THE OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY), SUCH REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The foregoing legend shall be removed from the Notes, the Warrants and any such certificate representing Restricted Securities, and FlashNet shall issue in substitution thereof a Note, Warrant or certificate that shall be identical thereto except for the deletion of such legend, (a) if the Restricted Security evidenced thereby is registered under the Securities Act and applicable state securities laws or (b) if FlashNet has been provided with an opinion of counsel satisfactory to FlashNet to the effect that a public sale or transfer of such Restricted Security may be made by the Holder without registration under the Securities Act and applicable state securities laws; provided, however, that if, but only to the extent, any such securities cease to be registered, or to be eligible for public sale or transfer without registration under the Securities Act and applicable state securities laws, and if the foregoing legend has been removed from the Note, the Warrants or the certificates representing such securities pursuant to this Section 7.3, the Holder agrees to surrender (within 15 calendar days following his or its receipt of FlashNet's written request therefor) the Note, Warrants or certificates representing such securities, and FlashNet agrees at its expense to return promptly to the Holder a new Note, new Warrant or new certificates for such securities which again shall bear the foregoing legend and shall be deemed Restricted Securities for purposes of this Agreement.

     7.4    REGISTRATION BY FLASHNET.

            (a) If at any time or from time to time before August 1, 1999 FlashNet shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than (i) a registration on Form S-8 or similar forms which may be promulgated in the future relating solely to employee benefit plans or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a reclassification, merger, consolidation, asset acquisition or other business combination subject to Rule 145 under the Securities Act or any similar transaction, FlashNet will:

            (A) promptly give to each Holder written notice thereof (which shall include a list of the states in which FlashNet intends to attempt to qualify such securities under applicable state securities laws); and

            (B) except as provided herein or as set forth in Section 7.4(b) hereof, include in such registration under the Securities Act and any related qualification under such state securities laws, and in any underwriting involved therein, all the Registrable Securities specified by any Holder or Holders in a written request or requests therefor delivered to FlashNet within 20 calendar days after receipt by such Holder or Holders of FlashNet's written notice given pursuant to Section 7.4(a)(A) hereof.

            (b) If the registration of which FlashNet gives written notice pursuant to Section 7.4(a) hereof is for a registered public offering involving an underwriting, FlashNet shall so advise the Holders as a part of such notice. In such event, the right of any Holder to registration pursuant to this Section
7.4 shall be conditioned upon, and shall not be exercisable by any Holder without, such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. If required by the underwriter or underwriters selected by FlashNet for such underwriting (collectively the "Underwriter"), (i) all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the Underwriter in customary form, and (ii) all Holders shall agree not to sell publicly any of their Registrable Securities for such period as the Underwriter may reasonably request. Notwithstanding any other provision of this Section 7.4, if the Underwriter determines that marketing or other factors require a limitation of the number of securities to be underwritten, the Underwriter in its sole discretion may exclude from such registration and underwriting some or all of the securities requested to be included in such registration and underwriting by Requesting Investors and other persons other than FlashNet; provided, however, that if all securities requested to be included in such registration and underwriting by Requesting Investors and persons other than FlashNet are not so excluded by the Underwriter, the number of such non-excluded securities shall be allocated proportionately among all having the right to request registration of securities (including Requesting Investors). If securities requested to be registered by Requesting Investors are excluded pursuant to this Section 7.4(b), such exclusion shall be apportioned among such Requesting Investors in the same proportion as the number of such securities covered by the respective Requesting Investor's instant registration request bears to the total number of such securities covered by the instant registration requests of all persons (including Requesting Investors). If different classes or types of securities are to be excluded in whole or in part from registration pursuant to this Section 7.4(b), all percentage calculations for such exclusions shall be based on the respective public offering prices of such classes or types of securities, which public offering prices shall be determined or estimated by the Underwriter. If any Holder disapproves of the terms of any underwriting subject to this Section 7.4(b), such Holder may elect to withdraw therefrom by written notice to FlashNet and the Underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. FlashNet shall advise all persons seeking to include their securities in such registration and underwriting of the number of each such person's securities that may be so included.

            (c) Any notice to be delivered by FlashNet to a Holder pursuant to this Section 7.4 shall simultaneously be delivered to the holders of the Notes and the Warrants.

     7.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration or qualification pursuant to this Section 7 shall be borne by FlashNet; and, unless otherwise agreed by FlashNet and the Underwriter, all Selling Expenses relating to Registrable Securities included pursuant to this Section 7 in a registration statement, whether or not filed or declared effective, shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of such securities so included.

     7.6 REGISTRATION PROCEDURES. In the case of each registration or qualification effected by FlashNet pursuant to this Section 7, FlashNet will keep each Holder advised in writing as to the initiation of each registration or qualification, as to the status thereof from time to time, and as to the completion thereof. At its Registration Expense, FlashNet will:

            (a) use all commercially reasonable efforts to cause the respective registration statement to become effective under the Securities Act and securities laws of the states designated by FlashNet pursuant to Section 7.4(a) hereof and to keep such registration and qualification effective for a period of 120 days or until the Holder or Holders have completed the distribution described in such registration statement relating thereto, whichever first occurs; and

            (b) furnish such reasonable number of the registration statement, preliminary prospectuses, final prospectuses, amendments and supplements thereto, and other documents incident thereto as a Holder from time to time may reasonably request.

     7.7    INDEMNIFICATION.

            (a) FlashNet will indemnify each Holder, each of its officers and directors and partners, if any, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration or qualification has been effected pursuant to Section 7.4 hereof, and each underwriter, if any, for such Holder and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by FlashNet of any rule or regulation promulgated under the Securities Act applicable to FlashNet and relating to action or inaction required of FlashNet in connection with any such registration or qualification, and will reimburse each such Holder and such officers, directors, partners, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that FlashNet will not be liable in any such case to a particular Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to FlashNet by such Holder or such underwriter.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification is being effected, indemnify FlashNet, each of its directors, partners and officers, each underwriter, if any, of

FlashNet's securities included in such registration or qualification, each person who controls FlashNet or such underwriter within the meaning of
Section 15 of the Securities Act, and each other Holder whose Registrable Securities are so included, each of its officers, partners and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration or qualification, or based on any omission (or alleged omission) by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, nor misleading, or any violation by the indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with such registration or qualification, and will reimburse each of FlashNet, such other Holders, and such directors, officers, partners, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to FlashNet by such indemnifying Holder; provided, however, that the obligations of an indemnifying Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

            (c) Each person entitled to indemnification under this Section 7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnity obligations under this Section 7.7 unless, but only to the extent, the rights or obligations of the Indemnifying Party have been materially and adversely affected by such failure. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) Notwithstanding anything to the contrary herein, if the registration and public offering of the Registrable Securities is accomplished pursuant to a valid underwriting agreement, the provisions thereof shall supersede the provisions of this
Section 7.7 with respect to the matters covered in said underwriting agreement.

     7.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish FlashNet such information regarding such Holder or Holders, the distribution proposed by such Holder or Holders, and such other matters as FlashNet may request in writing and as shall be required in connection with any registration or qualification referred to in this Section 7.

     7.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock, FlashNet agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, so long as a Holder owns any Restricted Securities at all times after the effective date of the first registration statement under the Securities Act filed by FlashNet for an offering of its securities to the general public;

            (b) use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of FlashNet under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time after FlashNet has become subject to such reporting requirements; and

            (c) so long as a Holder owns any Restricted Securities, to furnish to the Holder, promptly upon such Holder's written request, a written statement by FlashNet, as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days following the effective date of the first registration statement filed by FlashNet for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of FlashNet, and such other reports and documents of FlashNet as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Restricted Securities without registration.

     7.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause FlashNet to register securities granted to Holders under Section 7.4 above may be assigned to a transferee or assignee in connection with a transfer or assignment of such securities but only to a transferee or assignee which receives in such transfer or assignment a Note aggregating not less than $50,000 principal amount (or the number of shares of Common Stock for which at least such $50,000 principal amount of the Note has been converted, or a combination of such shares and principal amount of the Note which is the equivalent of such $50,000 principal amount). Except as provided in the foregoing sentence, such registration rights shall not be transferrable or assignable.

                                  SECTION 8

                                MISCELLANEOUS

     8.1 GOVERNING LAW. This Agreement, the Notes and the Warrants shall be governed in all respects by the laws of the State of Texas applicable to contracts wholly made and to be wholly performed in the State of Texas.

     8.2 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive any investigation made by the Purchaser and FlashNet and the Closing Date until August 1, 1998; provided, however, the covenants and agreements contained in Sections 6 and 7.4 hereof shall survive any investigation by the Purchaser and the Closing Date for the periods set forth in such Sections.

     8.3 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, the Purchaser's right to purchase the Notes and Warrants shall not be assignable without FlashNet's prior written consent.

     8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

     8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered either by hand or by messenger, addressed

            (a) If to the Purchaser, at the Purchaser's address as set forth on the Subscriber Signature Page hereof, or at such other address as the Purchaser shall have furnished FlashNet in writing, or

            (b) If to FlashNet, at 2801 West Seventh Street, Fort Worth, Texas 76107, Attention: M. Scott Leslie, or at such other address as FlashNet shall have furnished to the Purchaser.

     8.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to FlashNet, the Purchaser or any other Holder, upon any breach or default of FlashNet, the Purchaser, or any other Holder, as the case may be, under this Agreement, shall impair any such right, power or remedy; nor shall any such delay or omission be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of FlashNet, the Purchaser or any other Holder of any breach or default under this Agreement, or any waiver on the part of FlashNet, the Purchaser or any other Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded shall be cumulative and not alternative.

     8.7 SEVERABILITY. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officer or representative as of the day and year first written above.

            FLASHNET:        WEBSITE MANAGEMENT COMPANY, INC.


                             By:
                                -------------------------------------

                           SUBSCRIBER SIGNATURE PAGE


Name of Subscriber:
                           ------------------------------------

Authorized Signature
  of Subscriber:
                           ------------------------------------

If other than an individual subscriber, purchase is being made as (circle one):

Partnership............Corporation............Trust............Other

RESIDENCE:                                      BUSINESS:

--------------------------------     ---------------------------------
Street Address                               Street Address

--------------------------------     ---------------------------------
City/State/Zip                               City/State/Zip

--------------------------------     ---------------------------------
Phone Number                                   Phone Number

--------------------------------
Subscriber's Social Security No./
Tax Identification No.

Please mark appropriate address for mailings:

Residence
          -----------------------------

Business  -----------------------------


     The Notes and the Warrants are being offering by FlashNet for a purchase price of $1,000 per unit. Each unit (individually a "Unit," and collectively the "Units") consists of: (i) $1,000 in principal amount of the Notes and
(ii) a Warrant entitling the holder thereof to purchase eighty-two (82) shares of FlashNet's Common Stock, at a purchase price of $.01 per share.
The minimum purchase by any subscriber is 10 Units.

     The Purchaser is subscribing for ____ Units, or $__________ in principal amount of the Notes and Warrants for _________ shares of Common Stock. The purchase price for the Notes and the Warrants being purchased hereunder is $___________________.

                                                                    EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY WEBSITE MANAGEMENT COMPANY, INC. (THE "COMPANY") AS HAVING ANY INTEREST IN THIS NOTE, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE TRANSACTION BY WHICH THIS NOTE WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IS EXEMPT UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND (ii) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE UNDER THE FEDERAL ACT, OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WEBSITE MANAGEMENT COMPANY, INC.

                       12%  Convertible Note Due July 31, 1999

                           No.               $
                              -----------      -------------

     WebSite Management Company, Inc., d/b/a FlashNet Communications (the "Company"), a Texas corporation, for value received, promises to pay to _______________, or registered assigns, the principal amount of $_____________, with interest thereon, as provided herein.

     1. THE NOTES. This note is one of a duly authorized issue of the Company's 12% Convertible Notes, due July 31, 1999, limited to an aggregate principal amount of $1,000,000.00 (the "Notes"). Interest on the outstanding principal of the Notes, accruing from the date of issuance of the Notes at the rate of twelve percent (12%) per annum, shall be paid to the registered holders on October 31, January 31, April 30 and July 31 of each year, commencing October 31, 1996.

     2. PAYMENT AND PREPAYMENT (REDEMPTION). The principal of this note shall be paid, and may be prepaid or redeemed as follows:

            2.1 UNPAID PRINCIPAL AMOUNT. On July 31, 1999, the Company shall pay the unpaid principal amount of this note. "Unpaid principal amount" means the original principal amount minus: (1) the principal amount converted into Common Stock under Section 3, (2) the principal amount paid under
Section 2.2, and (3) the principal amount redeemed under Section 2.3.

            2.2 ANNUAL INSTALLMENTS OF PRINCIPAL. The Company shall pay one third of the original principal amount of this note on July 31, 1997 and another one third of the original principal amount on July 31, 1998; provided, however, the Company's obligation to make such payments shall be reduced if and to the extent the principal amount has been converted into Common Stock under Section 3 or redeemed under Section 2.3. The right under Section 3 to convert into Common Stock the principal amount of this note to be repaid in annual installments shall continue until the close of business on the date three business days before the date on which such annual installment is due.

            2.3 REDEMPTION. The Company, at its option, after giving notice, may prepay or redeem this note at any time, in whole or in part, in multiples of $1,000.00 principal amount, plus accrued interest on the principal amount being redeemed, on or after January 1, 1997.

            2.4 NOTICE OF REDEMPTION. Before any redemption of this note, notice shall be given to the registered holder not less than thirty nor more than sixty days prior to the date fixed for redemption. The notice shall specify: (1) the principal amount to be redeemed; (2) the date fixed for redemption; (3) that on the date fixed for redemption, the principal amount to be redeemed, and interest thereon will become due and payable, and that interest thereon will not accrue after that date; (4) the applicable conversion price on the date of the notice; (5) the date on which the right to convert the principal amount so called for redemption shall terminate; and
(6) the location and address of the office or agency of the Company in Tarrant County, Texas where this note may be presented for conversion or is required to be presented for redemption (if presentment is required), and the hours and days when the office or agency is open for business.

            2.5 EFFECT OF REDEMPTION NOTICE. If redemption notice is so given, there shall become due and payable, on the date specified in the notice, the principal amount of this note designated for redemption plus interest accrued on that principal amount to the date fixed for redemption. However, such principal amount (and related interest) shall cease to be due and payable to the extent that the principal amount designated for redemption is converted into Common Stock.

            2.6 RELATION TO CONVERSION RIGHT. If redemption notice is so given, the right under Section 3 to convert into Common Stock the principal amount of this note designated for redemption shall continue until the close of business on the date three business days before the date fixed for redemption. The right to convert any remaining principal amount of this note shall not be affected by a partial redemption.

     3.     CONVERSION.

            3.1 CONVERSION RIGHT; CONVERSION PRICE. This note is convertible, in multiples of $1,000 of unpaid principal amount, into shares of Common Stock of the Company at the conversion price then in effect ("the applicable conversion price"). The conversion price is initially $10 per share of Common Stock and is subject to adjustment as provided below. Conversion may be made at any time, at the option of the holder, up to and including the maturity date (or, to the extent paid in annual installments or called for redemption, the dates specified in Sections 2.2 and 2.6, respectively). For conversion, the holder must present this note at the office or agency of the Company designated for payments along with the conversion notice, in the form attached hereto as Exhibit A, properly executed.

            3.2 EFFECT OF STOCK DIVIDEND, SPLIT, ETC. If the Company splits or combines its outstanding shares of Common Stock into a greater or lesser number of shares, the applicable conversion price shall be proportionately reduced or increased, calculated to the nearest cent.

            3.3 EFFECTS OF MERGER, ETC. If the Company merges with another corporation, the holder of this note shall thereafter be entitled on conversion, with respect to each share of Common Stock receivable on conversion immediately before the merger becomes effective, to receive the securities or other consideration to which a holder of one share of Common Stock is entitled in the merger, without any change in, or payment in addition to, the conversion price in effect immediately before the merger.

            3.4 COVENANTS AS TO MERGER. The Company shall use its best efforts in connection with a merger to assure that Section 3.3 and all other provisions of this note shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on conversion. The Company shall not merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of
Section 3.3 and all other provisions of this note by written instrument executed and mailed to the registered holder.

            3.5 DEFINITION OF MERGER. A merger includes: (1) a sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities; and (2) a consolidation.

            3.6 INTEREST. Unless converted on a quarterly interest payment date, interest shall accrue and be paid from the last such date until the conversion date on the unpaid principal amount converted.

            3.7 COVENANTS AS TO COMMON STOCK. Shares deliverable on conversion shall, at delivery, be fully paid and nonassessable, and free from taxes, liens and charges with respect to their purchase. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of its outstanding convertible securities.

            3.8 LIMITED RIGHTS OF HOLDER. This note does not entitle the holder to any voting or other rights as a shareholder of the Company, or to any other rights whatsoever except those herein expressed. No dividends are payable or will accrue on this note or the shares purchasable hereunder until, and except to the extent that, the note is converted into shares.

     4. LIQUIDATION. In the event that the Company is liquidated, the holder of this note will have first right on all assets prior to any distribution of assets to the Company's stockholders.

     5. SUBSTITUTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of any such mutilation, upon surrender or cancellation of this note, the Company will issue to the holder a new note of like tenor, in lieu of this note.

     6. EVENTS OF DEFAULT. If one or more of the following events shall occur and be continuing:

            (a) The Company shall fail to pay any amount due hereunder when due and the failure shall continue for a period of ten (10) days; or

            (b) The Company shall file a petition in bankruptcy, make an assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver for all or a substantial part of its property, or a petition in bankruptcy or for the appointment of a receiver shall be filed against the Company and remain unstayed for at least 90 days;

                 then, in any such event, the holder of this note may, by written notice to the Company, declare the principal of this note immediately due and payable and, upon such a declaration, the maturity of this note shall accelerate and it shall become due and payable. Upon the occurrence of (a) above, amounts of principal and accrued interest unpaid when due will bear interest until paid at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by law.

     7. TRANSFER OF NOTE. Subject to the provisions of Section 9 below, upon due presentment for registration of transfer of this note, the Company will execute, register and deliver in exchange a new note or notes equal in aggregate principal amount to the then unpaid principal amount of this note, dated the date to which interest has been paid and registered in the name of the transferee. Each note presented or surrendered for registration or transfer, exchange, conversion or payment shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and duly executed by, the registered holder or its attorney duly authorized in writing.

     8. STATUS OF REGISTERED HOLDER. The Company may treat the registered holder of this note as the absolute owner of this note for the purpose of making payments of principal interest and for all other purposes and shall not be affected by any notice to the contrary.

     9. SECURITIES LAW RESTRICTIONS. This note and the shares of Common Stock issuable upon conversion of this note have not been registered for sale under the Securities Act of 1933, and neither this note nor those shares nor any interest in this note or those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws including, without limitation, an effective registration statement related thereto or delivery of an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act of 1933.

     10. REGISTRATION RIGHTS. The holder of this note will have the registration rights described in that one certain 12% Convertible Notes Purchase Agreement between the Company and the original purchaser of the Note, dated July 8, 1996.

     11. NOTICES. Any notice required or contemplated by this note shall be deemed sufficiently given if sent by registered or certified mail to the Company at its principal office or to the registered holder at his address shown on the books of the Company or at such other address as the registered holder may designate in a notice for that purpose.

     12. MODIFICATION; TERMINATION. Neither this note nor any term of this note may be modified, waived, discharged or terminated orally.

     13. HEADINGS. The headings in this note are solely for convenience of reference and shall not affect its interpretation.

     14. GOVERNING LAW. This note shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in that state.

     DATED the ______ day of July, 1996.


ATTEST:               WEBSITE MANAGEMENT COMPANY, INC., a
                      Texas Corporation


                      By:
                         ----------------------------------

                                  CONVERSION NOTICE

     The undersigned irrevocably exercises the option to convert $__________ aggregate principal amount of the 12% Convertible Note due July 31, 1999 ("Note") of Website Management Company, Inc. ("Company") registered in the name of the undersigned into Company common shares in accordance with the terms of the Note and directs that the shares issuable on conversion be issued and delivered to the undersigned.

Date:
        --------------------------------


----------------------------------------



                                      EXHIBIT A

                                                                   EXHIBIT B

THIS WARRANT AND THE SHARES OF COMMON STOCK COVERED HEREBY (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY WEBSITE MANAGEMENT COMPANY, INC. (THE "COMPANY") AS HAVING ANY INTEREST IN SUCH SECURITIES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE TRANSACTION BY WHICH SUCH SECURITIES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS OR IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND (ii) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                      WEBSITE MANAGEMENT COMPANY, INC.

                       COMMON STOCK PURCHASE WARRANT


Number                                                           No. A-1
of Shares:
           -----------------

     This certifies that, for value received, _______________________ ("Purchaser") or Purchaser's registered assigns (in any such case, the "Registered Holder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase __________ shares of Common Stock, no par value per share (the "Common Stock"), of WEBSITE MANAGEMENT COMPANY, INC., a Texas corporation (the "Company"). The purchase price payable upon the exercise of this warrant shall be $.01 per share (such amount being hereinafter referred to as the "Warrant Price"), which must be paid in cash.

     This Warrant is subject to the following terms and conditions:

     1.  EXERCISE.

                 (a) EXERCISE OF WARRANT. The Registered Holder may exercise this Warrant in whole or in part at any time after December 31, 1996, and from time to time following such date, at or prior to 5:00 o'clock P.M., C.S.T., July 31, 1999, but not thereafter, as to all or any part of the number of whole shares of Common Stock then subject hereto.

                 (b) EXERCISE PROCEDURE. This Warrant will be deemed to have been exercised when the Company has received at its principal office at 2801 West Seventh Street, Fort Worth, Texas 76107, or at such other address as the Company may designate by notice in writing to the Registered Holder, the following items (in any such case, the "Exercise Time"): (i) this Warrant with a Subscription Form in the form of Annex I hereto duly executed by the Registered Holder, (ii) if this Warrant is being exercised by an assignee of Purchaser or other subsequent holder, the Assignment or Assignments in the form of Annex II hereto evidencing the assignment of this Warrant to the Registered Holder, and (iii) a check payable to the Company in an amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the items referred to in clauses (i), (ii) and (iii) being referred to herein collectively as the "EXERCISE DOCUMENTS"). In case of any partial exercise of this Warrant, the Company shall promptly execute and deliver to the Registered Holder a new warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. After receipt of the Exercise Documents, the Company shall deliver a certificate evidencing the shares of Common Stock purchased upon exercise of this Warrant within ten days after the date of the Exercise Time. The Common Stock issuable upon exercise of this Warrant will be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

     2. REORGANIZATION, RECLASSIFICATION, SALE OR MERGER OF THE COMPANY. If at any time while this Warrant is outstanding there shall be any capital reorganization or reclassification of the capital stock of the Company or any Merger or Sale of the Company (as defined herein) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, Sale or Merger, lawful and adequate provision (in a form reasonably satisfactory to the Registered Holder) shall be made whereby the Registered Holder shall thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable had such reorganization, reclassification, Sale or Merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable to this Warrant (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, Sale or Merger, of the Warrant Price to reflect the value for the Common Stock evidenced by the terms of such reorganization, reclassification, Sale or Merger if the value so evidenced is less than such Warrant Price in effect immediately prior to such reorganization, reclassification, Merger or Sale). The Company will not effect any such Sale or Merger, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Sale or Merger or if the corporation purchasing such assets shall assume by written instrument (in a form reasonably satisfactory to the Registered Holder), executed and mailed or delivered to the Registered Holder at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

For purposes of this warrant, a "Sale or Merger" of the Company shall mean
(a) the sale, lease, assignment or transfer (to a party other than a wholly owned subsidiary of the Company) of all or substantially all of the Company's assets, property or business or the sale, lease, assignment or transfer of all or substantially all of the assets, property or business of any of the Company's subsidiaries taken as a whole, or (b) the acquisition of the Company by another entity by way of merger, consolidation or other business combination resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its parent or subsidiary.

     3. CHARGES, TAXES AND EXPENSES. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Registered Holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Registered Holder of this Warrant; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Registered Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the holder hereof in person or by an attorney duly authorized in writing.

     4. EXERCISE IN CONNECTION WITH PUBLIC OFFERING. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or Sale or Merger of the Company, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering or Sale or Merger of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

     5. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, consolidation, dissolution, Sale or Merger, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions to be performed or observed by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and the taking of all other action which may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company agrees that it will not establish or increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing the Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Warrant Price as so adjusted.

     6.   MISCELLANEOUS.

                 (a) RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

                 (b) NO VOTING RIGHTS; LIMITATION OF LIABILITY. This Warrant will not entitle the holder hereof to vote or receive dividends or to be deemed to be a shareholder of the Company for any purpose. No provision hereof, in the absence of affirmative action by the holder to purchase Common Stock, and no enumeration herein of the rights and privileges of the holder shall give rise to any liability of such holder for the Warrant Price or as a shareholder of the Company.

                 (c) WARRANT TRANSFERABLE. Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the Registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant with a properly executed Assignment in the form of Annex II hereto at the principal office of the Company. The Company may deem and treat the Registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                 (d) BINDING EFFECT. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                 (e) DESCRIPTIVE HEADINGS; GOVERNING LAW. The section headings used herein are for purposes of convenience and reference only and do not form part of, nor are they to be referred to in the interpretation or construction of, this Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.

            Dated _________________, 1996

                      WEBSITE MANAGEMENT COMPANY, INC.


                      By:  /s/ A. Lee Thurburn
                          --------------------------------------
                           A. Lee Thurburn, Chairman of the
                           Board and Chief Executive Officer


ATTEST:

/s/ M. Scott Leslie
--------------------------
M. Scott Leslie
President and Secretary

                                                                ANNEX I

                                SUBSCRIPTION FORM

TO:  WEBSITE MANAGEMENT COMPANY, INC.

     The undersigned hereby exercises the right to purchase ___________ shares of Common Stock covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price of such shares in full.

            The undersigned represents and warrants that the undersigned is acquiring such shares for the undersigned's own account with the intent of holding such shares for investment and without the intent of participating directly or indirectly in a distribution of such shares.



                 By:
                     -----------------------------
                      Signature


                 Address
                         -------------------------


Dated                 , 1996
     ----------------

                                                                    ANNEX II

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto
-----------------------------------------------------------------------------
the foregoing Warrant or [describe portion being transferred] and the rights represented thereto to purchase shares of Common Stock of WEBSITE MANAGEMENT COMPANY, INC., in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint _______________________________Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.



                 By:
                     -----------------------------
                      Signature





                 Address
                         -------------------------


Dated:                     , 19
      --------------------
In the presence of: